Exhibit 99.01

Cautionary Factors for Louisville Gas and Electric Company

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of E.ON AG (“E.ON”),  E.ON U.S. LLC (“E.ON U.S.”), Louisville Gas and Electric Company (“LG&E” or the “Company”). Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management.

When used in the Company’s documents or oral presentations, the words “anticipate,” “estimate,” “expect,” “objective” and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, (a) those factors described under caption Item 1A. Risk Factors of the Company’s Annual Report of Form 10-K for the year ended December 31, 2006 and (b) the following:

•                  Increased competition in the utility, natural gas and electric power marketing industries, including effects of: decreasing margins as a result of competitive pressures; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

•                  Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, transmission, currency, interest rate and warranty risks;

•                  Risks associated with price risk management strategies intended to mitigate exposure to adverse movement in the prices of electricity and natural gas on both a global and regional basis;

•                  Legal, regulatory, public policy-related and other developments which may result in re-determination, adjustment or cancellation of revenue payment streams paid to, or increased capital expenditures or operating and maintenance costs incurred by, the Companies, in connection with rate, fuel, transmission, environmental, consumer choice, safety and security and other proceedings or rules applicable to the Company;

•                  Legal, regulatory, economic and other factors which may result in re-determination or cancellation of revenue payment streams under power sales agreements resulting in reduced operating income and potential asset impairment related to the Company’s investments in independent power production ventures, as applicable;

•                  Legal, regulatory, political, public policy, commercial, social and other developments relating to environmental matters, including limits on air and water emissions, disposal of hazardous wastes, remediation of existing environmental situations,  restrictions on carbon or other greenhouse gas emissions;

•                  Economic conditions including interest rates, inflation rates and monetary or currency fluctuations;

•                  Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where the Company has a financial interest;

•                  Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

•                  Financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, state public utility commissions and siting boards, the Environmental Protection Agency and the state equivalent, state entities which regulate natural gas transmission, gathering and processing and similar entities with regulatory oversight;

•                  Availability or cost of capital such as changes in: interest rates, market perceptions of the utility and energy-related industries, the Company’s or any of its subsidiaries or security ratings;

•                  Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•                  Factors which may affect the Company’s utility operations or the demand for the Company’s electric power or gas such as natural disasters, wars, terrorist acts or the effects thereof (including increased security costs), embargoes and other catastrophic events;

•                  Employee workforce factors including changes in key executives, collective bargaining agreements with union employees, or work stoppages;

•                  Rate-setting policies or procedures of regulatory entities, including environmental externalities;

•                  Social attitudes regarding the utility, natural gas and power industries;

•                  Identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions;

•                  Some future project investments made by the Company, respectively, as applicable, could take the form of minority interests, which would limit the Company’s ability to control the development or operation of the project;

•                  Legal and regulatory delays and other unforeseeable obstacles associated with mergers, acquisitions and investments in joint ventures;

•                  The resolution, costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including but not limited to those described in Notes 3, 9 and 15 (for LG&E) of the Notes to Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and items under the caption Item 3, Legal Proceedings; and the resolution, costs and other effects of tax and pension matters, including but not limited to those described in Notes 5 and 6 (for LG&E) of the Notes to Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

•                  Technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•                  Other business or investment considerations that may be disclosed from time to time in the Company’s Securities and Exchange Commission filings or in other publicly disseminated written documents;

•                  Factors affecting the realization of anticipated cost savings associated with the merger between E.ON U.S. (formerly LG&E Energy) and KU Energy Corporation including national and regional economic conditions, national and regional competitive conditions, inflation rates, weather conditions, financial market conditions, and synergies resulting from the business combination;

•                  Factors associated with, resulting from or affecting the acquisitions and operations of E.ON U.S. (formerly LG&E Energy) by E.ON (or, previously, by Powergen plc), including the integration of the existing business and operations of LG&E as part of the E.ON group of companies thereunder, as well as national and international economic, financial market, regulatory and industry conditions or environments applicable to E.ON and its subsidiaries, including LG&E, in the future.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.